Exhibit 99.1

Date: June 14, 2013	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Stock Repurchase Plan

Irvine, CA, June 14, 2013 — CorVel Corporation (the “Company”; CRVL — NASDAQ) announced that pursuant to Board of Directors approval, the Company entered into a pre-arranged stock trading plan on June 11, 2013 to spend up to $14 million to repurchase shares of its common stock commencing June 26, 2013 through August 21, 2013. The stock trading plan will be in accordance with guidelines specified under Rule 10b5-1 and Rule 10b-18 of the Securities and Exchange Act of 1934 and consistent with CorVel Corporation’s policies regarding stock transactions. Rule 10b5-1 allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information in their possession. All bids and the amounts purchased shall at all times be consistent and compliant with the pricing and volume limitations of Rule 10b-18.

CorVel initiated its stock repurchase program in the fall of 1996. From the program’s inception through March 31, 2013, the Company has spent $301 million to repurchase 15,658,507 shares, equal to approximately 59% of the outstanding common stock had there been no repurchases. These repurchases have been funded primarily from net earnings. CorVel had 10,760,124 shares of common stock, net of treasury shares, outstanding as of March 31, 2013.

The shares authorized to be repurchased under the repurchase program may be purchased from time to time at prevailing market prices, through open market, block trade or unsolicited negotiated transactions, depending upon market conditions. There is no guarantee as to the exact number of shares that will be repurchased by CorVel, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The repurchased shares may be used for general purposes, including issuance under the Company’s stock option and employee stock purchase plans, although historically repurchased shares have remained in treasury.

As previously announced in May, the Company’s Board of Directors declared a two-for-one stock split of the Company’s Common Stock to be effected in the form of a 100% stock dividend. The stock dividend will be distributed on June 26, 2013 to stockholders of record on June 12, 2013. The share numbers noted above are before the stock split at the end of June.

About CorVel

CorVel Corporation is a national provider of industry-leading workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch to risk management so our clients can intervene early and often and be connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the amount and timing of repurchases under the Company’s stock repurchase program. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and the Company’s Quarterly Report on Form 10Q for the quarters ended June 30, 2012, September 30, 2012, and December 31, 2012. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.